Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-00000) of our report dated October 31, 2007 with respect to the 2005 statement of net assets available for benefits of Reliance Steel & Aluminum Co. Master 401(k) Plan included in this Annual Report Form (11-K) for the year ended December 31, 2006.

/s/ Vasquez & Company, LLP

Los Angeles, California
November 5, 2007

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